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                                                             EXHIBIT 10.5(b)(iv)



                          JOHNSTON INDUSTRIES, INC.

                        EMPLOYEE STOCK PURCHASE PLAN

                             AMENDMENT NUMBER 5

             In accordance with the action of the Board of Directors at its meeting on January 24, 1995, paragraph 3 of the Plan was amended to increase the maximum number of shares that may be purchased by participants pursuant to the Plan to 1,181,600 shares. The Board also increased by $2,125,000 the limit on guarantees, bringing the maximum guarantees to a total of $9,000,000 in aggregate outstanding principal amount.